                              CODE OF REGULATIONS
                              -------------------
                                      OF
                                      --
                                  HOLD, INC.
                                  ----------

                                   ARTICLE I
                                   ---------

OFFICES
-------

     Section 1.  Principal Office
                 ----------------

     The principal office of the Corporation shall be in Cleveland, Ohio, or at such other place in the State of Ohio as may be designated from time to time by the Board of Directors.

     Section 2.  Other Offices
                 -------------

     The Corporation may also have offices at such other places without, as well as within, the State of Ohio as the Board Directors shall from time to time determine.

                                  ARTICLE II
                                  ----------

SHAREHOLDERS
------------

     Section 1.  Annual Meeting
                 --------------

     The annual meeting of shareholders shall be held at the principal office of the Corporation or at such other place as may be determined by the Board of Directors and designated in the notice of said meeting, at Cleveland, Ohio, on the first Wednesday in October of each year, if not a legal holiday, for the purpose of fixing the number of and electing Directors and considering reports to be laid before said meeting. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. If the annual meeting shall not be held or if Directors shall not be elected thereat, a special meeting may be called and held for that purpose.

     Section 2.  Special Meeting
                 ---------------

     Special meetings of the shareholders may be called by the Chairman of the Board, the President, or, in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, or by the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or by the person or persons holding not less than twenty-five percent of all of the shares outstanding and entitled to vote thereat.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, it shall be the duty of the President or Secretary to give the shareholders entitled thereto, notice of a meeting to be held on a day not less than ten nor more than sixty days after the receipt of such request, as such officer may specify. If such notice shall not be given within fifteen days after the delivery of such request, the person or persons calling the meeting may fix the time of meeting and give notice thereof as hereinafter provided in Section 4 of this ARTICLE II, or cause such notice to be given by any designated representative.

     Section 3.  Place of Meetings
                 -----------------

     Any meeting of the shareholders of the Corporation may be held either within or without the State of Ohio.

     Section 4.  Notice of Meetings
                 ------------------

     Notice of all shareholders' meetings, whether annual or special, shall be given in writing and may be given by the Chairman of the Board, the President or a Vice President, or by the Secretary or an Assistant Secretary (or in case of their refusal, by the person or persons entitled to call meetings under the provisions of these Regulations), which notice shall state the purpose or purposes for which the meeting is called and the time and place where it is to be held. Not more than sixty nor less than seven days prior to any such meeting, a copy of such notice shall be served upon or mailed to each shareholder of record entitled to notice thereof, directed, postage prepaid, to his last address as it appears upon the records of the Corporation. If any meeting shall be adjourned to another time or place, no further notice as to such reconvened meeting need be given other than by announcement at the meeting at which such adjournment shall be taken. No business shall be transacted at any such reconvened meeting except as might have been lawfully transacted at the meeting at which such adjournment shall have been taken.

     Section 5.  Waiver of Notice
                 ----------------

     Notice of the time, place and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by him of notice of such meeting.

     Section 6.  Shareholders Entitled to Notice and to Vote
                 -------------------------------------------

     The Board of Directors may fix a date, which shall not be a past date, not exceeding sixty days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat, and/or the Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned.

     Section 7.  Inspectiors of Election
                 -----------------------

     In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting and at any adjournment or adjournments thereof. If such Inspectors shall not be so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointments. No such Inspector need be a shareholder of the Corporation.

     In case any person appointed as such Inspector shall fail or refuse to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting; or if not so filled, such vacancy may, and on request of any shareholder or his proxy shall, be filled at the meeting of the Chairman thereof.

     The Inspectors shall determine the number of shares outstanding, the voting rights of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, consents, waivers or releases, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, consents, waivers and releases, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

     If there shall be three or more Inspectors, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. The certificate of the Inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

     Section 8.  Quorum
                 ------

     The shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting, but no action required by law, the Articles or the Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion.

     The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     Section 9.  Voting
                 ------

     Except when votes are cumulated in the election of Directors as hereinafter provided and except as otherwise provided in the Articles, each outstanding share regardless of class shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release, or other action.

     If notice in writing shall be given by any shareholder to the President, Vice President, or the Secretary of the Corporation, not less than forty-eight hours before the time fixed for the holding of a meeting of the shareholders for the purpose of electing Directors, that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice shall be made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he shall possess and to give one candidate as many votes as shall be equal to the number of Directors to be elected multiplied by the number of his votes, or to distribute his votes on the same principle among two or more candidates, as he may see fit.

     Section 10.  Proxies
                  -------

     A person who shall be entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

     A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy shall be sufficient in writing.

     No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing shall specify the date on which it is to expire or the length of time it is to continue in force.

     Unless the writing appointing a proxy shall otherwise provide:

     (1) Each proxy shall have the power of substitution and, when three or more proxies shall be appointed, a majority of them or of their substitutes may appoint one or more substitutes to act for all;

     (2) If more than one proxy shall be appointed, then (a) with respect to voting or executing consents, waivers, or releases, or objections to consents at a shareholders' meeting, a majority of such proxies as shall attend the meeting, or if only one shall attend then that one, may exercise all the voting and consenting authority thereat; and if one or more shall attend and a majority shall not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; (b) with respect to exercising any other authority, a majority shall act for all;

     (3) A writing appointing a proxy shall not be revoked by the death or incompetency of the maker unless, before the vote shall be taken or the authority granted shall be otherwise exercised, written notice of such death or incompetency shall be given to the Corporation by the executor or administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy shall have been appointed;

     (4) The presence at a meeting of the person appointing a proxy shall not revoke this appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke the appointment not otherwise revoked, by giving notice to the Corporation is writing or in open meeting.

     Section 11.  Acting Without Meeting
                  ----------------------

     Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

     Section 12.  Accounts and Reports to Shareholders
                  ------------------------------------

     The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, Directors, and committees of the Directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.

     At the annual meeting of shareholders, or the meeting held in lieu thereof, the Corporation shall lay before the shareholders a financial statement consisting of a balance sheet and a statement of profit and loss and surplus in the form required by law. The financial statement shall have appended thereto a certificate in the form required by law. Upon the written request of any shareholder made within sixty days after notice of any such meeting shall have been given, the Corporation, not later than the fifth day after receiving such request or the fifth day before such meeting, whichever shall be the later date, shall mail to such shareholder a copy of such financial statement.

     Any shareholder of the Corporation, upon written demand stating the specific purpose thereof, shall have the right to examine in person or by agent or attorney at any reasonable time and for any reasonable and proper purpose, the Articles of the Corporation, its Regulations, its books and records of account, minutes, and records of shareholders aforesaid, and voting trust agreements, if any, on file with the Corporation, and to make copies or extracts thereof.

                                  ARTICLE III
                                  -----------

BOARD OF DIRECTORS
------------------

     Section 1.  Authority and Term of Office
                 ----------------------------

     Except where the law, the Articles, or these Regulations require action to be authorized or taken by shareholders, all the authority of the Corporation shall be exercised by the Directors, who shall manage or conduct the business of the Corporation. The Directors shall be elected at the annual meeting of the shareholders or, if not so elected, at a special meeting of the shareholders called for that purpose. Each director shall hold office until the next annual meeting of the shareholders or a special meeting of the shareholders called for that purpose, as the case may be, and until his successor shall be elected and qualified, or until his earlier resignation, removal from office or death.

     Each person elected a Director of the Corporation shall qualify as such by either (a) accepting in writing his election as a Director, (b) being present and acting as a Director in a duly called meeting of the Board of Directors, or
(c) consenting to the taking and adopting of a Resolution.

     Section 2.  Number of Directors
                 -------------------

     The number of Directors of the Corporation, none of whom need by shareholders, shall be not less than that required by Ohio Revised Code Section 1701.56(A). The number of Directors shall be fixed by the shareholders at each annual meeting, or at a special meeting of the shareholders called for the purpose of electing Directors, as the case may be, at which a quorum shall be present, by the affirmative vote of the holders of a majority of the shares which shall be represented at the meeting and entitled to vote on such proposal.

     Section 3.  Vacancies
                 ---------

     The office of a Director shall become vacant if he shall die, or resign by a writing signed by him and delivered to the Corporation, and the Board of Directors may declare vacant the office of a Director:

     (1) If he shall be declared of unsound mind by an order of court or shall be adjudicated a bankrupt;

     (2) If he shall not qualify within sixty days after his election as provided by these Regulations.

     The remaining Directors though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, fill any vacancy in the Board for the unexpired term. Within the meaning of this Section, a vacancy shall exist in case the shareholders increase the authorized number of Directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional Directors provided for, or in case the shareholders shall fail at any time to elect the whole authorized number of Directors.

     Section 4.   Meetings
                  --------

     The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders and such meeting may be held without further notice.

     Other meetings of the Directors may be called by the Chairman of the Board, the President, any Vice President, or any two Directors.

     Meetings of the Directors may be held at any place within or without the State of Ohio.

     Written notice of the time and place of each meeting of the Directors, other than the annual meeting, shall be given to each Director either by personal delivery or by mail, telegram or cablegram at least two days before the meeting, which notice need not specify the purpose of the meeting. Such notice may be waived in writing either before or after the holding of such meeting. Such writing may be by telegram, cablegram or radiogram. The attendance of any Director at any such meeting without protesting the lack of proper notice prior to or at the announcement of the meeting, shall be deemed to be a waiver by him of notice of such meeting.

     Section 5.  Quorum
                 ------

     A majority of the whole authorized number of Directors shall be necessary to constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of Directors present at a meeting at which a quorum shall be present shall be the act of the Board of Directors. If at any meeting there shall be less than a quorum present, the majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall attend.

     Section 6.  Fixing of Record Dates
                 ----------------------

     The Board of Directors may fix a date, which shall not be a past date, not exceeding sixty days preceding any dividend or distribution payment date or any date for the receipt or exercise of rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or any date for the participation in the execution of written consents, waivers or releases, as a record date for the determination of the shareholders entitled to receive such dividends or distributions, receive or exercise such rights, or participate in the execution of such consents, waivers or releases, and/or the Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.

     Section 7.  Committees
                 ----------

     The Board of Directors may from time to time create an Executive Committee or any other committee of the Directors, to consist of not less than three Directors, and may authorize the delegation to any such committee of any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors.

     The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

     Each such committee shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors, and shall be subject to the control and direction of the Directors.

     Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Directors.

     The Board of Directors shall fix the compensation of the Chairman of the Board and of the President and shall fix or authorize the President to fix the compensation of any or all other officers. The Board of Directors may allow compensation to members of any committee and may vote compensation to any Director for attendance at meetings or for any special services.

     Section 8.  Action Without Meeting
                 ----------------------

     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Directors, which writings shall be filed with or entered upon the records of the Corporation.

     Section 9.  When Duties of Officers May be Delegated
                 ----------------------------------------

     The Board of Directors may for any reason that may seem sufficient to the Board, and effective for such length of time, which may be unlimited, as the Board may determine, delegate any or all of the duties and powers of the Corporation to any other officer.

                                   ARTICLE V
                                   ---------

CERTIFICATES
------------

     Section 1.  Certificates
                 ------------

     The certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be approved by the Board of Directors.

     Section 2.  Transfer and Registration
                 -------------------------

     The Board of Directors shall have the authority to make such rules and regulations, not inconsistent with law, the articles or these Regulations, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby, and may appoint transfer agents and registrars thereof.

     Transfer books may be kept in any state of the United States or in any foreign country for the purposes of transferring shares issued by the Corporation; but if no transfer agent shall be appointed to act in this state, the Corporation shall keep an office in this state at which shares shall be transferable, and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.

     Section 3.  Substituted Certificates
                 ------------------------

     Any person claiming a certificate for shares alleged to have been lost, stolen or destroyed, shall make an affidavit or affirmation of the fact, give the Corporation and its registrar or registrars and its transfer agent or agents a bond or indemnity satisfactory to the Board, and, if required by the Board of Directors, advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                 ARTICLE IV
                                 ----------
OFFICERS
--------

     Section 1.  Officers
                 --------

     The Corporation may have a Chairman of the Board of Directors and shall have a President, a Secretary and a Treasurer, all of whom shall be chosen by the Board of Directors. The Corporation may also have an Executive Vice President, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem necessary, all of whom shall be chosen by the Board of Directors or by an officer or officers designated by it. The Chairman of the Board shall be, but the other officers may but need not be, a member of the Board of Directors. Each officer shall hold office until his successor shall be chosen and qualified, unless otherwise specified by the Board of Directors. Any officer shall be subject to removal, with or without cause, at any time by the vote of a majority of the Board of Directors.

     Any two or more offices may, in the discretion of the Board of Directors, be held at the same time by the same person. However, no officer shall execute, acknowledge or ratify any instrument in more than one capacity if such instrument shall be required by law or by the Regulations or By-Laws to be executed, acknowledged or verified by any two or more officers.

     Section 2.  Chairman of the Board
                 ---------------------

     The Chairman of the Board shall have the authority to preside at all meetings of the shareholders and of the Board of Directors, and shall have such other duties and powers as are to be assigned to or vested in him by the Board of Directors or by the Executive Committee.

     Section 3.  The President
                 -------------

     The President shall be the chief executive officer of the Corporation, and in the absence of the Chairman of the Board shall have the authority to preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction of the Board of Directors and the Executive Committee, he shall have general charge and authority over the business of the Corporation. He shall from time to time make such reports of the business of the Corporation as the Board of Directors may require, and shall make a report of the business of the Corporation for the preceding fiscal year to the shareholders at each annual meeting. The President shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors or by the Executive Committee.

     Section 4.  The Vice President
                 ------------------

     The Executive Vice President, or, if there be none, the Vice Presidents, in the order of their seniority by designation (or, if not designated, in the order of their seniority at election), shall perform the duties of the President in the absence or during his disability to act. The Executive Vice President and the Vice Presidents shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors or by the Executive Committee or by the President.

     Section 5.  The Secretary
                 -------------

     The Secretary shall issue notices of all meetings for which notice shall be required to be given, shall keep the minutes of all meetings, shall have charge of the corporate seal and corporate record books, shall cause to be prepared for each meeting of shareholders the list of shareholders entitled to vote thereat, and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee or the President.

     Section 6.  The Treasurer
                 -------------

     The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep adequate and correct accounts of the Corporation's business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, shall prepare and lay before the shareholders' meetings the data referred to in Section 12 of Article II hereof, and shall mail copies of such data as required in said Section to any shareholder requesting same. The funds of the Corporations shall be deposited in the name of the Corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. The Treasurer shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee or the President.

     Section 7.  Other Officers
                 --------------

     Other officers of the Corporation shall have such duties and powers as may be assigned to or vested in them by the Board of Directors, the Executive Committee or the President.

     Section 8.  Authority to Sign
                 -----------------

     Except as otherwise specifically provided by the Board of Directors or by the Executive Committee, checks, notes, drafts, contracts or other instruments authorized by the Board of Directors or by the Executive Committee shall be executed and delivered on behalf of the Corporation by the President, the Treasurer or a Vice-President, and by the Secretary, Assistant Secretary or an Assistant Treasurer.

                                  ARTICLE VI
                                  ----------

RESIGNATION OF DIRECTORS AND OFFICERS
-------------------------------------

     Any Director or officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect immediately or at such other time as may be specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                  ARTICLE VII
                                  -----------

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
----------------------------------------------------

     The Corporation shall indemnify and reimburse any person who then is or shall have been a Director, officer or employee of the Corporation, or who then is serving or shall have served at its request as a Director, officer or employee of another corporation, for expenses (including attorneys' fees), judgments, decrees, fines, penalties or settlements incurred or paid in connection with the defense of any pending or threatened action, suit or proceeding, criminal or civil, to which he then is or may be a party by reason of being or having been such Director, officer or employee; provided that:

          (1) He shall be adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Corporation or other corporation of which he then is or shall have been a Director, officer or employee; and

          (2) It shall be determined that he acted in good faith in what he reasonably believed to be the best interests of the Corporation or other corporation of which he then is or shall have been a Director, officer or employee; and

          (3) In any matter the subject of a criminal action, suit or proceeding, it shall be determined that he had no reasonable cause to believe that his conduct was unlawful.

     The determination as to (2) or (3) of the preceding paragraph, and, in the absence of an adjudication by a court of competent jurisdiction the determination as to (1), shall be made as follows:

          (a) By the Directors of the Corporation acting at a meeting at which a quorum consisting of Directors who shall not be parties to or threatened with any such action, suit or proceeding shall be present, provided that any Director who shall be a party to or threatened with any such action, suit or proceeding shall not be qualified to vote on such determination.

          (b) If a quorum of qualified Directors cannot be obtained to vote on such determination, it shall be made by independent legal counsel, selected by the Directors, in the form of a written opinion.

     The indemnification provided by this ARTICLE VII shall not be deemed exclusive of any other rights to which such person may be entitled, and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may purchase and maintain insurance against any liability asserted against or incurred by any person who, in his capacity of being or having been a Director, officer or employee as aforesaid, may be indemnified or reimbursed pursuant to the provisions of this ARTICLE VII, whether or not the Corporation would have the power to indemnify or reimburse such person under the provisions of this ARTICLE VII.

                                 ARTICLE VIII
                                 ------------

MISCELLANEOUS
-------------

     Section 1.  Voting Shares Held by the Corporation
                 -------------------------------------

     Unless otherwise ordered by the Board of Directors, the Treasurer in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

     The Corporation shall not directly or indirectly vote any shares issued by it.

     Section 2.  Seal
                 ----

     The Corporation shall have no seal.

     Section 3.  Amendments
                 ----------

     These Regulations may be amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote or the written consent of the shareholders entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment shall be adopted by written consent without a meeting of the shareholders, it shall be the duty of the Secretary to enter the amendment in the records of the Corporation and to mail a copy of such amendment to each shareholder who shall have been entitled to vote thereon and shall not have participated in the adoption thereof.

                                  HOLD, INC.
                                  ----------

                ACTION OF SHAREHOLDERS TAKEN WITHOUT A MEETING

                               October 29, 1978
                               ----------------

     Pursuant to the authority of Section 1701.54 of the Ohio Revised Code, the undersigned, being all of the shareholders of HOLD, INC., do hereby take and authorize the following action in writing without a meeting:


                       AMENDMENT TO CODE OF REGULATIONS

     RESOLVED: That Article III, Section 3 of the Code of Regulations of the Corporation is amended by deleting in its entirety the second full paragraph thereof and substituting therefor the following new paragraph:

               "The remaining Directors though less than a majority of the whole authorized number of Directors, may, by unanimous vote but not otherwise, fill any vacancy in the Board for the unexpired term. Within the meaning of this Section, a vacancy shall exist in case the shareholders increase the authorized number of Directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional Directors provided for, or in case the shareholders shall fail at any time to elect the whole authorized number of Directors."

     RESOLVED FURTHER: That Article III, Section 5 of the Code of Regulations of the Corporation is hereby amended by deleting in its entirety present Section 5 and substituting therefore the following new Section 5:

               "Section 5.  Quorum
                            ------

               A majority of the whole authorized number of Directors shall be necessary to constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except in the following instances where the act of all of the Directors present at a meeting where a quorum is present shall be required to constitute an act of the Board of Directors:

                    (a) The determination of the time when, the terms under
               which, and the consideration for which the Corporation issues, disposes of, or receives subscriptions for, its shares including treasury shares.

                    (b) The extension, modification or amendment in any way of the Credit Agreement, dated September 13, 1978, among the Corporation, Union Commerce Bank and others, or any other agreement which places restrictions on the ability of the Corporation to redeem any of its shares.

                    (c) The redemption by the Corporation of any of its shares currently issued and outstanding except if such redemption is pro rata or is pursuant to the Share Purchase agreement, dated September 12, 1978, among the Corporation, Stephen A. Albanese, Ned S. Bearden, Ned S. Bearden, Trustee, and John P. Blaser or pursuant to the Share Purchase Agreement dated September 12, 1978 among the Corporation, Frederick G. Heman and Robert M. Berman.

                    (d) The partial or complete liquidation of a subsidiary of this Corporation."


                                    /s/
                                    ----------------------------------------
                                    Stephen A. Albanese, Voting Trustee
                                    under Voting Trust Agreement
                                    dated September 12, 1978


                                    /s/
                                    ----------------------------------------
                                    Ned S. Bearden, Voting Trustee
                                    under Voting Trust Agreement
                                    dated September 12, 1978



                                    /s/
                                    ----------------------------------------
                                    John P. Blaser, Voting Trustee
                                    under Voting Trust Agreement
                                    dated September 12, 1978


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